Exhibit 99.1

MATEON THERAPEUTICS AND WINDLAS BIOTECH publish pulmohealtm clinical data against covid-19 in peer-reviewed journals

AGOURA HILLS, California, March 1, 2021 (GLOBE NEWSWIRE) — Mateon Therapeutics, Inc. (OTCQB:MATN) (“Mateon”), a leading developer of TGF-β therapeutics for oncology and infectious disease and respiratory health, and Windlas Biotech Pvt. Ltd. (Windlas), a leading Indian pharmaceutical contract drug development and manufacturing organization, announced today the publication of ARTI-19 in peer-reviewed journals. ARTI-19 is “A Prospective, Randomized, Multi-center, Open-label, Interventional Study to Evaluate the Safety and Efficacy of Artemisinin 500 mg capsule in Treatment of Adult Subjects with COVID-19”.

“More patients recovered faster when PulmoHealTM was used as adjunct therapy alongside standard of care (SOC). This was observed across all sites, including Remdesivir-based SOC at site 201, Dexamethasone/Heparin-based SOC at site 202, and Ivermectin-based SOC at site 203.” said Dr. Vuong Trieu, CEO and Chairman of Mateon.

“More importantly, we have shown that the active component of PulmoHealTM is active against influenza virus consistent with the broad-spectrum activity for PulmoHealTM which is confirmed by its reported activity against multiple variants of SARS-CoV2: WT (USA/WA12020) SARS-CoV-2 and variants, B1.1.7 and B1.351.” said Saran Saund, CBO and GM of AI Division, Mateon.

The publications are as follow:

1)	Vuong Trieu, Saran Saund, Prashant V. Rahate, Viljay B. Barge, K. Sunil Nalk, Hitesh Windlass, Fatih M. Uckun. “Targeting TGF-b pathway with COVID-19 Drug Candidate PulmoHeal/PulmoHeal Accelerates Recovery from Mild-Moderate COVID-19”. 2021. The Journal of Clinical Investigation (London) (2021) 11(1), 10-18. https://www.openaccessjournals.com/articles/targeting-tgf-pathway-with-covid19-drug-candidate-artivedapulmoheal-accelerates-recovery-from-mildmoderate-covid19.pdf

2)	Fatih M. M. Uckun, M.D., Ph.D* , Saran Saund, Hitesh Windlass and Vuong Trieu. “Repurposing Anti-Malaria Phytomedicine Artemisinin as a COVID-19 Drug. Mini Review”, Frontiers of Pharmacololgy Journal. Experimental Pharmacology and Drug Discovery. 2021. https://www.frontiersin.org/articles/10.3389/fphar.2021.649532/abstract

3)	Naira, M.S., Huang, Y., Fidock, D.A.,Polyak, S.J., Wagonerd, J.,Towlere, M.J., Weatherse, P.J. Artemisia annua L. extracts inhibit the in vitro replication of SARS-CoV-2 and two of its variants. bioRxiv preprint doi: https://doi.org/10.1101/2021.01.08.425825.

“We are excited with the developing data around PulmoHealTM especially the data on the escape variants which are more contagious and potentially resistant to vaccines. We will be having an expert panel discussion on PulmoHealTM on March 5th, 2021. Additional information will be provided at www.pulmoheal.com.” said Mr Hitesh Windlass, MD, Windlas Biotech.

About PulmoHeal™: PulmoHeal™ consists of three components:

●	A mobile app called ArtiHealth™ powered by Mateon’s AI platform that allows patients to submit a questionnaire and a daily cough recording to receive real-time information on their respiratory function and progress over time. Mateon has signed a joint development agreement with IBM Watson Health Research division to collectively work on AI models for respiratory assessments from Mateon’s data collection initiatives.

●	A post-marketing survey (PMS) platform to crowd-source user experience for new indications.

●	The drug PulmoHealTM, a broad-spectrum, lung therapy food supplement that is supported by a multi-center rigorous clinical study that has demonstrated efficacy against the viral respiratory infection- COVID-19;

●	Additional information at www.pulmoheal.com

About Mateon Therapeutics: Mateon was created by the 2019 merger with Oncotelic, which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against SARS-CoV-2. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare paediatric cancers. Mateon has rare paediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). For more information, please visit www.oncotelic.com and www.mateon.com.

About Windlas Biotech Pvt. Ltd, India: Windlas is a 20-year-old company with a strong track record of research, development, manufacturing, and distribution of pharmaceutical products in India, USA and several other emerging markets. It has four large scale manufacturing facilities employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving top innovator as well as generic pharma companies across the world. It has developed more than 500 different formulations (> 2Billion doses annually) of anti-viral, cardiovascular, anti-diabetic, anti-infective, CNS and dermatology products. For more information, please visit https://windlas.com/

About AI Telemedicine platform: Mateon’s AI telemedicine platform combines a mobile app called ArtiHealth™ for consumers to self-monitor their respiratory health using AI-driven logic. It also enables a post-marketing survey to allow crowd sourcing of data from patients to provide large scale real world clinical data necessary for a evaluation of PulmoHealTM in respiratory diseases such as COPD and asthma. A QR code on the product package allows consumers to download the app on their mobile device. For additional information, please visit: www.pulmoheal.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:
For Mateon Therapeutics, Inc.:
Amit Shah
ashah@oncotelic.com

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